EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Network-1 Technologies, Inc. on Form S-8 File No’s 333-192811 and 333-269142 of our report dated February 28, 2025, with respect to our audit of the consolidated financial statements of Network-1 Technologies, Inc. as of and for the year ended December 31, 2024, which appear in this Annual Report on Form 10-K.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York

February 28, 2025